UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2013

PROVIDENT NEW YORK BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Rella Boulevard, Montebello, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2013, Provident New York Bancorp, a Delaware corporation (“Provident”), entered into a retention award letter (the “Retention Award Letter”) with Daniel G. Rothstein, Provident’s current Executive Vice President, Chief Risk Officer and General Counsel.  The Retention Award Letter provides that, within ten days following the date (the “Closing Date”) of the consummation of the transactions contemplated by Agreement and Plan of Merger, dated as of April 3, 2013 (the “Merger Agreement”), by and between Provident and Sterling Bancorp, a New York corporation, Provident will pay Mr. Rothstein a lump sum cash payment equal to $289,900 (the “Retention Payment”), subject to his continued employment with Provident through the Closing Date.  In addition, if prior to the Closing Date, Mr. Rothstein’s employment with Provident is terminated without “cause” (as defined in the Retention Award Letter), he will be entitled to the Retention Payment within 30 days following the termination of his employment.

The foregoing description of the Retention Award Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Award Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Retention Award Letter, dated May 13, 2013, with Daniel G. Rothstein.†

†	Management compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT NEW YORK BANCORP

Date: May 14, 2013	By:	/s/ Luis Massiani
	Name:	Luis Massiani
	Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Retention Award Letter, dated May 13, 2013, with Daniel G. Rothstein.†

†	Management compensatory plan or arrangement.